Exhibit 99.1

BJ's Restaurants, Inc. Holds Annual Meeting of Shareholders

HUNTINGTON BEACH, Calif.--(BUSINESS WIRE)--June 4, 2009--BJ’s Restaurants, Inc. (NASDAQ:BJRI) held its annual meeting of shareholders on Wednesday, June 3, 2009. Shareholders re-elected Gerald W. Deitchle, Peter A. Bassi, Larry D. Bouts, Shann M. Brassfield, James A. Dal Pozzo, J. Roger King and John F. Grundhofer to the Board of Directors to serve for one-year terms until the next annual meeting. Additionally, shareholders also ratified the selection of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for fiscal 2009. Management also provided shareholders with an overview of the Company’s fiscal 2008 financial results and an update on the Company’s current expansion plan and key initiatives in progress.

“In spite of the current economic recession, BJ’s continues to steadily gain market share in the estimated $80-$85 billion casual dining segment of the restaurant industry,” commented Jerry Deitchle, Chairman and CEO. “Currently, our estimated share of the segment’s annual sales is only about one-half of one percent. Accordingly, the bulk of our national growth opportunity remains well ahead of us. Our previously announced 2009 new restaurant expansion plan remains solidly on track, and work is well underway in developing a reasonable expansion plan for next year. Our team has worked very hard during the last four to five years to more clearly position the BJ’s concept as a ‘casual-plus’ competitor that delivers a higher quality, more differentiated dining experience at a price point that remains the same or lower than most of our ‘mass market’ casual dining competitors. We will continue to make prudent investments in our concept and our growth infrastructure to further reinforce our competitive positioning as we navigate our way through the current recession and become an even stronger competitive force when the recession eventually abates.”

BJ's Restaurants, Inc. currently owns and operates 84 casual dining restaurants under the BJ's Restaurant & Brewery, BJ's Restaurant & Brewhouse or BJ's Pizza & Grill brand names. BJ's restaurants offer an innovative and broad menu featuring award-winning, signature deep-dish pizza complemented with generously portioned salads, appetizers, sandwiches, soups, pastas, entrées and desserts. Quality, flavor, value, moderate prices and sincere service remain distinct attributes of the BJ's experience. The Company operates several microbreweries which produce and distribute BJ's critically acclaimed handcrafted beers throughout the chain. The Company's restaurants are located in California (44), Texas (13), Arizona (5), Colorado (3), Oregon (2), Nevada (3), Florida (5), Ohio (2), Oklahoma (2), Kentucky (1), Indiana (1), Louisiana (1) and Washington (2). The Company also has a licensing interest in a BJ's restaurant in Lahaina, Maui. Visit BJ's Restaurants, Inc. on the Web at http://www.bjsrestaurants.com.

Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute "forward-looking” statements for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. Such statements include, but are not limited to, those regarding expected comparable restaurant sales growth in future periods, those regarding the effect of new sales-building initiatives, as well as those regarding the number of restaurants expected to be opened in future periods and the timing and location of such openings. These “forward-looking” statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) the effect of recent credit and equity market disruptions on our ability to finance our continued expansion on acceptable terms, (ii) our ability to manage an increasing number of new restaurant openings, (iii) construction delays, (iv) labor shortages, (v) minimum wage increases, (vi) food quality and health concerns, (vii) factors that impact California, where 44 of our current 84 restaurants are located, (viii) restaurant and brewery industry competition, (ix) impact of certain brewery business considerations, including without limitation, dependence upon suppliers and related hazards, (x) consumer spending trends in general for casual dining occasions, (xi) potential uninsured losses and liabilities, (xii) fluctuating commodity costs and availability of food in general and certain raw materials related to the brewing of our handcrafted beers and energy, (xiii) trademark and servicemark risks, (xiv) government regulations, (xv) licensing costs, (xvi) beer and liquor regulations, (xvii) loss of key personnel, (xviii) inability to secure acceptable sites, (xix) limitations on insurance coverage, (xx) legal proceedings, (xxi) other general economic and regulatory conditions and requirements, (xxii) the success of our key sales-building and related operational initiatives and (xxiii) numerous other matters discussed in the Company's filings with the Securities and Exchange Commission. BJ's Restaurants, Inc. undertakes no obligation to update or alter its “forward-looking” statements whether as a result of new information, future events or otherwise.

CONTACT:
BJ’s Restaurants, Inc.
Greg Levin, 714-500-2400